1

WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE
                                                     Contact:   Stephen A. Fowle
October 18, 2005                                                (302) 571-6833



                       WSFS ANNOUNCES 3Q '05 EPS OF $1.06

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $7.4 million, or $1.06 per diluted share. This compares to net income of $6.6 million, or $0.88 per share, for the third quarter of 2004. This $0.18 growth in earnings per share is a 20% increase over the same period in 2004.

         Highlights for the third quarter of 2005 include: (i) an increase in total retail deposits of $43.2 million, or 4%, over balances at June 30, 2005;
(ii) growth in net loans of $35.7 million, or 2%, over balances at June 30, 2005; and (iii) continued strong asset quality with the ratio of nonperforming assets (NPA) to total assets of 16 basis points at September 30, 2005.

         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We are very proud of our third quarter results which reflect the continued emphasis of growing and strengthening our banking franchise." Mr. Schoenhals went on to say, "the benefits from our increased focus on retail business is apparent in our 22% increase in core deposits. In addition, our continued lending success is reflected in our 15% year over year loan growth."

         The following is a brief discussion of the third quarter 2005 results.

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
                                                                               2


Net Interest Income

         Net interest income for the third quarter of 2005 was $19.2 million. This compares to the $17.1 million reported for the same quarter in 2004 and the $17.8 million reported for the second quarter of 2005. The net interest margin percentage of 3.22% for the third quarter of 2005 improved from 3.03% for the second quarter of 2005. During the second quarter of 2005, the net interest margin was negatively affected by 18 basis points due to a $1.1 million (pre-tax) charge connected with the redemption of $50 million of WSFS Capital Trust I Securities. Without this charge the margin would have been 3.21%.

         Overall portfolio yields on loans have continued to trend upward due to higher prevailing rates combined with the Company's continued focus on growth of variable rate loans. Additionally, the gross yield on the Company's mortgage-backed securities (MBS) portfolio was 4.47% in the third quarter of 2005 versus 4.42% in the second quarter of 2005. The weighted average duration of the MBS portfolio was 3.0 years at September 30, 2005 compared to 2.7 years at June 30, 2005.

Loans and Asset Quality

         Net loans grew $35.7 million, or 2%, during the third quarter of 2005 to $1.7 billion at September 30, 2005. Net loans grew $224.9 million, or 15%, compared to balances at September 30, 2004. Loan volume continued to show strong increases despite $9.2 million in commercial and commercial real estate (CRE) loan sales/participations, conducted to diversify the Company's balance sheet. The following table summarizes the current loan balances and composition as well as recent changes in balances and composition.

                                         At                       At                    At
   (Dollars in thousands)           Sep. 30, 2005            Jun. 30, 2005         Sep. 30, 2004
                                    -------------            -------------         -------------
                                         Amount       %           Amount      %         Amount       %
                                      ----------     ---       ----------    ---     ----------     ---
Commercial and CRE                    $1,053,168      62%      $1,035,656     62%    $  842,013      57%
Residential                              439,975      26          432,518     26        444,860      30
Consumer                                 230,424      13          219,675     13        210,893      15
Allowance for loan losses                (24,933)     (1)         (24,939)    (1)      (24,052)      (2)
                                      ----------     ---       ----------    ---     ----------     ---
Net Loans                             $1,698,634     100%      $1,662,910    100%    $1,473,714     100%
                                      ==========     ===       ==========    ===     ==========     ===

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                                                                               3


         The Company's provision for loan losses was $225,000 in the third quarter of 2005, compared to $996,000 in the same period last year. This decreased level of provision is due to slower net growth in the Company's loan portfolio combined with continued improvement in credit quality and a lower level of adversely rated loans. The allowance for loan loss reserves declined from 1.48% to 1.45% during the quarter. In addition to recording a provision for loan losses, a $397,000 liability was recorded representing a loss contingency for standby letters of credit as a charge against other non-interest expense.

         NPA as a percentage of assets stood at 0.16% as of September 30, 2005 versus 0.22% as of June 30, 2005 and 0.19% as of September 30, 2004. NPA totaled $4.4 million as of September 30, 2005, down from $6.0 million as of June 30, 2005 and $4.5 million as of September 30, 2004. Annualized net charge-offs in the third quarter of 2005 were 0.05% of average loans compared to 0.12% for the second quarter of 2005 and 0.02% for the third quarter of 2004.

Deposits

           Core deposit relationships (demand deposits, money market and savings accounts) increased $32.8 million, or 4% during the quarter and increased $152.7 million, or 22% over the same period last year. Total retail deposits (core deposits and retail time deposits) increased $43.2 million, or 4%, during the third quarter to $1.2 billion at September 30, 2005 and increased $194.9 million, or 20% over September 30, 2004. The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.

                                          At                        At                    At
      (Dollars in thousands)         Sep. 30, 2005             Jun. 30, 2005         Sep. 30, 2004
                                     -------------             -------------         -------------
                                      Amount       %            Amount      %         Amount     %
                                   ----------     ---         ----------   ---        --------  ---
Non-interest demand                $  266,598      23%        $  261,987    24%       $229,999   24%
Interest bearing demand               122,870      11            120,232    11          87,726    9
Savings                               257,082      22            276,514    25         302,141   32
Money market                          212,794      19            167,854    15          86,821    9
                                   ----------     ---         ----------   ---        --------  ---
  Total core deposits                 859,344      75            826,587    75         706,687   74
Retail time                           291,053      25            280,652    25         248,799   26
                                   ----------     ---         ----------   ---        --------  ---
  Total retail deposits            $1,150,397     100%        $1,107,239   100%       $955,486  100%
                                   ==========     ===         ==========   ===        ========  ===



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
                                                                               4


Noninterest Income

         During the third quarter of 2005, the Company recorded noninterest income of $8.6 million, which was $424,000, or 5% greater than the third quarter of 2004. Noninterest income declined by $130,000, or 1% when compared to the second quarter of 2005. The increase over the third quarter of 2004 was primarily due to increases of $630,000 in card and ATM income during the quarter, mostly the result of underlying growth in volumes and $361,000 in increased deposit service charges. These increases were partially offset by $609,000 in losses recognized on the sale of lower yielding agency investments. The decrease in comparison to the second quarter 2005 was mainly attributable to the loss on sale of lower yielding agency investments occurring in the third quarter of 2005. Consistent with the year over year trend, this decrease was partially offset by increased card and ATM income of $242,000 and increased deposit service charges of $189,000.

  Noninterest Expenses

         Noninterest expenses for the third quarter of 2005 totaled $16.1 million, which was $2.0 million, or 14% more than the same quarter last year. Noninterest expense increased by $547,000, or 4% compared to the second quarter of 2005. The increase over both the third quarter of 2004 and the second quarter of 2005 was primarily due to increases in salaries, benefits and other compensation and other operating expenses. These increases were mainly the result of the Company's continued growth efforts. Also, included in operating expenses for the third quarter of 2005, is the previously mentioned $397,000 loss contingency liability for standby letters of credit.

Capital Management

         During the third quarter of 2005, the Company repurchased 400,000 of its shares of common stock at an average price of $57.22 per share. At September 30, 2005, the Company had 650,000 shares remaining under its current share repurchase authorization, or approximately 10% of its 6.5 million outstanding shares.

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
                                                                               5


         The ratio of tangible equity to assets was 6.33% at September 30, 2005. The Tier 1 capital ratio was 12.46%, which is more than double the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $26.53 at September 30, 2005.

Other Events

         During the quarter, the Company finalized agreements related to the move of its corporate headquarters. Related to this move, the Company sold the land on which the WSFS Bank Center is to be built. As part of this agreement, the property developer has agreed to purchase the Company's current headquarters, which is expected to result in approximately a $3 million gain at the time of the move, expected to be early 2007.


         WSFS Financial Corporation is a $2.7 billion financial services company. At September 30, 2005, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 24 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   ----------------

                                      * * *

         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #

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
                                                                               6

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                               Three months ended                         Nine months ended
                                                    ---------------------------------------------- ------------------------------
                                                     September 30,    June 30,      September 30,  September 30,    September 30,
                                                         2005           2005           2004            2005            2004
                                                    --------------  ------------   ------------    --------------   -------------
Interest income:
Interest and fees on loans                            $ 27,419        $ 25,447        $ 19,882         $ 76,023      $ 56,204
Interest on mortgage-backed securities                   6,445           6,444           5,468           18,763        14,884
Interest and dividends on investment securities            921             639           1,090            2,315         3,438
Other interest income                                      351             356             161            1,086           519
                                                      --------        --------        --------         --------      --------
                                                        35,136          32,886          26,601           98,187        75,045
                                                      --------        --------        --------         --------      --------
Interest expense:
Interest on deposits                                     5,674           4,662           2,320           14,423         5,945
Interest on Federal Home Loan Bank advances              7,955           7,263           6,011           21,405        17,452
Interest on federal funds purchased and
    securities sold under agreements to repurchase       1,125           1,092             561            3,228         1,374
Interest on trust preferred borrowings                     954           1,967             551            3,633         1,550
Interest on other borrowings                               213             124              38              392           116
                                                      --------        --------        --------         --------      --------
                                                        15,921          15,108           9,481           43,081        26,437
                                                      --------        --------        --------         --------      --------

Net interest income                                     19,215          17,778          17,120           55,106        48,608
Provision for loan losses                                  225             772             996            1,576         2,370
                                                      --------        --------        --------         --------      --------

Net interest income after provision for loan losses     18,990          17,006          16,124           53,530        46,238
                                                      --------        --------        --------         --------      --------
Noninterest income:
Credit/debit card and ATM income                         3,907           3,665           3,277           10,775         8,917
Deposit service charges                                  2,676           2,487           2,315            7,341         7,016
Investment advisory income                                 651             619             584            1,878         1,671
Bank owned life insurance income                           499             527             558            1,522         1,663
Loan fee income                                            516             569             518            1,511         1,676
Mortgage banking activities, net                           106              37              77              287           444
Securities (losses) gains                                 (609)              -             (15)            (609)          209
Other income                                               838             810             846            2,449         2,342
                                                      --------        --------        --------         --------      --------
                                                         8,584           8,714           8,160           25,154        23,938
                                                      --------        --------        --------         --------      --------
Noninterest expenses:
Salaries, benefits and other compensation                9,061           8,494           7,655           26,377        22,704
Occupancy expense                                        1,290           1,263           1,151            3,829         3,422
Equipment expense                                          950             954             969            2,887         2,759
Data processing and operations expense                     761             998             815            2,670         2,414
Marketing expense                                          689             828             465            2,042         1,526
Professional fees                                          610             498             607            1,661         1,438
Other operating expenses                                 2,789           2,568           2,505            7,257         6,331
                                                      --------        --------        --------         --------      --------
                                                        16,150          15,603          14,167           46,723        40,594
                                                      --------        --------        --------         --------      --------

Income before minority interest and taxes               11,424          10,117          10,117           31,961        29,582
Less minority interest                                      48              37              66              122           158
                                                      --------        --------        --------         --------      --------
Income before taxes                                     11,376          10,080          10,051           31,839        29,424
Income tax provision                                     3,969           3,514           3,499           11,076        10,423
                                                      --------        --------        --------         --------      --------
Net income                                            $  7,407        $  6,566        $  6,552         $ 20,763      $ 19,001
                                                      ========        ========        ========         ========      ========
Diluted earnings per share:
Net income                                            $   1.06        $   0.90        $   0.88         $   2.85      $   2.49
                                                      ========        ========        ========         ========      ========

Weighted average shares outstanding for diluted EPS  7,005,994       7,313,355       7,454,990        7,275,858     7,620,555
------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios:

Return on average assets (a)                              1.10 %          0.99 %          1.09 %           1.05 %        1.10 %
Return on average equity (a)                             16.15           13.52           14.22            14.41         13.39
Net interest margin (a)(b)                                3.22            3.03            3.26             3.16          3.19
Efficiency ratio (c)                                     57.51           58.28           55.42            57.61         55.31
------------------------------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                  September 30,        June 30,       September 30,
                                                       2005              2005             2004
                                                 -----------------   --------------   -------------
Summary Statement of Condition:

Assets:
-------
Cash and due from banks                                $   61,012       $   56,776      $   54,088
Cash in non-owned ATMs                                    143,289          137,203         123,765
Investment securities (d)(e)                               57,699           98,091          98,338
Other investments                                          45,934           46,606          62,497
Mortgage-backed securities (d)                            593,496          586,259         515,832
Net loans (f)(g)                                        1,698,634        1,662,910       1,473,714
Loans held for sale (f)                                     2,199            1,429           2,491
Bank owned life insurance                                  53,713           53,213          51,663
Other assets                                               55,300           57,132          51,882
Loans, operating leases and
 other assets of discontinued operations                        5              227           1,873
                                                       ----------       ----------      ----------
    Total assets                                       $2,711,281       $2,699,846      $2,436,143
                                                       ==========       ==========      ==========
Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                           $  266,598       $  261,987      $  229,999
Interest-bearing deposits                                 883,799          845,252         725,487
                                                       ----------       ----------      ----------
    Total retail deposits                               1,150,397        1,107,239         955,486
Jumbo CD's - non retail                                    44,433           35,930          51,873
Brokered CD's                                             207,340          203,400         124,884
                                                       ----------       ----------      ----------
    Total deposits                                      1,402,170        1,346,569       1,132,243

Federal Home Loan Bank advances                           917,882          902,943         878,623
Other borrowings                                          191,755          236,916         218,982
Other liabilities                                          25,903           20,047          16,665
                                                       ----------       ----------      ----------

    Total liabilities                                   2,537,710        2,506,475       2,246,513
                                                       ----------       ----------      ----------

Minority interest                                             200              184             258

Stockholders' equity                                      173,371          193,187         189,372
                                                       ----------       ----------      ----------

Total liabilities, minority interest
   and stockholders' equity                            $2,711,281       $2,699,846      $2,436,143
                                                       ==========       ==========      ==========

----------------------------------------------------------------------------------------------------
Capital Ratios:

Equity to asset ratio                                        6.39 %           7.16 %          7.77 %
Tangible equity to asset ratio                               6.33             7.10            7.73
Core capital (h) (required:  4.00%)                          8.69             9.15            9.65
Tier 1 Capital (h) (required 4.00%)                         12.46            13.39           14.61
Risk-based capital (h) (required:  8.00%)                   13.64            14.34           15.53
----------------------------------------------------------------------------------------------------
Asset Quality Indicators:

Nonperforming Assets:
Nonaccruing loans                                      $    4,271       $    5,602      $    4,368
Assets acquired through foreclosure                            89              372             159
                                                       ----------       ----------      ----------
     Total nonperforming assets                        $    4,360       $    5,974      $    4,527
                                                       ==========       ==========      ==========

Past due loans (i)                                     $      207       $      370      $      328

Allowance for loan losses                              $   24,933       $   24,939      $   24,052

Ratio of nonperforming assets to total assets                0.16 %           0.22 %          0.19 %
Ratio of allowance for loan losses to total gross
     loans (j)                                               1.45             1.48            1.61
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                                556              424             524
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                              0.05             0.12            0.02

----------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)


                                                                         Three months ended
                            --------------------------------------------------------------------------------------------------------
                                     September 30, 2005                    June 30, 2005               September 30, 2004
                            --------------------------------      -----------------------------    ---------------------------------
                               Average                  Yield/       Average             Yield/       Average              Yield/
                               Balance      Interest  Rate (a)(b)    Balance  Interest Rate (a)(b)    Balance  Interest  Rate (a)(b)
                               -------      --------  -----------    -------  ------- -----------    -------  --------  -----------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real
    estate loans            $  589,703     $ 10,450    7.09 %    $  572,714   $ 9,576     6.69 %   $  450,707  $ 6,409      5.69 %
  Residential real
    estate loans               430,871        5,587    5.19         429,787     5,524     5.14        445,748    5,830      5.23
  Commercial loans             451,532        7,554    6.79         434,056     6,686     6.35        350,263    4,254      5.07
  Consumer loans               221,706        3,787    6.78         218,328     3,633     6.67        210,449    3,356      6.34
                            ----------     --------              ----------   -------              ----------  -------
     Total loans             1,693,812       27,378    6.53       1,654,885    25,419     6.21      1,457,167   19,849      5.53
Mortgage-backed
  securities (d)               576,779        6,445    4.47         583,785     6,444     4.42        520,356    5,468      4.20
Loans held-for-sale (f)          2,462           41    6.66           2,107        28     5.32          2,349       33      5.62
Investment securities (d)(e)   100,523          921    3.66          97,459       639     2.62        109,086    1,090      4.00
Other interest-earning assets   48,155          351    2.89          49,434       356     2.89         48,784      161      1.31
                            ----------     --------              ----------   -------              ----------  -------
     Total interest-earning
       assets                2,421,731       35,136    5.85       2,387,670    32,886     5.56      2,137,742   26,601      5.03
                                           --------                           -------                          -------

Allowance for loan losses      (25,215)                             (24,842)                          (23,482)
Cash and due from banks         53,121                               51,945                            54,439
Cash in non-owned ATMs         138,543                              127,760                           126,808
Loans, operating leases and
  other assets of
  discontinued operations          367                                  577                             2,992
Bank owned life insurance       53,389                               52,877                            51,302
Other noninterest-earning
  assets                        54,235                               53,342                            48,963
                            ----------                           ----------                        ----------
     Total assets           $2,696,171                           $2,649,329                        $2,398,764
                            ==========                           ==========                        ==========

Liabilities and
Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Interest-bearing demand  $  116,518     $     71    0.24      $  110,565   $    66     0.24      $  82,756  $    49      0.24
   Money market                183,279        1,025    2.22         162,934       747     1.84         63,909      187      1.16
   Savings                     268,880          265    0.39         280,668       280     0.40        316,910      318      0.40
   Retail time deposits        287,925        2,085    2.87         278,253     1,882     2.71        225,906    1,128      1.99
                             ---------     --------              ----------   -------               ---------  -------
     Total interest-bearing
       retail deposits         856,602        3,446    1.60         832,420     2,975     1.43        689,481    1,682      0.97
   Jumbo certificates of
     deposit-nonretail          46,430          383    3.27          39,081       280     2.87         50,578      211      1.66
   Brokered certificates
     of deposit                206,331        1,845    3.55         182,220     1,407     3.10        102,067      427      1.66
                             ---------     --------               ---------   -------               ---------  -------
     Total interest-bearing
       deposits              1,109,363        5,674    2.03       1,053,721     4,662     1.77        842,126    2,320      1.10

FHLB of Pittsburgh advances    894,331        7,958    3.48         889,641     7,267     3.23        899,922    6,038      2.63
Trust preferred borrowings      67,011          954    5.57          66,161     1,967    11.76         51,547      551      4.18
Other borrowed funds           166,268        1,338    3.22         177,090     1,216     2.75        177,392      599      1.35
Cost of funding discontinued
  operations                                     (3)                              (4)                             (27)
                             ---------     --------              ----------   -------               ---------  -------
     Total interest-bearing
       liabilities           2,236,973       15,921    2.85       2,186,613    15,108     2.76      1,970,987    9,481      1.92
                                           --------                           -------                          -------

Noninterest-bearing demand
  deposits                     254,807                              252,134                           227,319
Other noninterest-bearing
  liabilities                   20,691                               16,061                            15,929
Minority interest                  201                                  195                               259
Stockholders' equity           183,499                              194,326                           184,270
                            ----------                           ----------                        ----------
Total liabilities and
  stockholders' equity      $2,696,171                           $2,649,329                        $2,398,764
                            ==========                           ==========                        ==========

Excess of interest-earning
  assets over interest-
  bearing liabilities       $  184,758                           $  201,057                        $  166,755
                            ==========                           ==========                        ==========

Net interest and dividend
  income                                    $19,215                           $17,778                          $17,120
                                            =======                           =======                          =======

Interest rate spread                                   3.00%                              2.80%                             3.11%
                                                       ====                               ====                              ====

Net interest margin                                    3.22%                              3.03%                             3.26%
                                                       ====                               ====                              ====

See "Notes"

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                                   Three months ended                  Nine months ended
                                                         --------------------------------------  ----------------------------
                                                         September 30,   June 30,   September 30, September 30, September 30,
                                                             2005          2005        2004          2005          2004
                                                         --------------------------------------  ----------------------------

     Stock Information:

     Market price of common stock:
         High                                              $ 59.26       $ 55.91       $ 53.39      $ 59.91        $ 53.39
         Low                                                 54.01         49.80         48.05        49.80          44.43
         Close                                               58.89         54.71         50.00        58.89          50.00
     Book value per share                                    26.80         28.16         26.92
     Tangible book value per share                           26.53         27.92         26.76
     Number of shares outstanding (000s)                     6,470         6,860         7,036
     ----------------------------------------------------------------------------------------------------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)              (0.86)%        0.50 %       (0.65)%
     Number of associates (FTEs) (n)                           512           516           486
     Number of branch offices                                   24            24            23
     ----------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d)  Includes securities  available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).